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                                                                     EXHIBIT 5

         OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                           December 15, 1997

Chiron Corporation
4560 Horton Street
Emeryville, CA 94608

     Re: Chiron Corporation (the "Company")
         S-8 Registration Statement for
         Deferred Compensation Obligations

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the deferred compensation obligations of the Company under the Company's Supplemental Executive Retirement Plan (the "Plan"). We advise you that, in our opinion, when issued in accordance with the provisions of the Plan, such obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principals of equity.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,



                               BROBECK, PHLEGER & HARRISON LLP